UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2020

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2020, Genworth Mortgage Holdings, Inc. (“GMHI”), an indirect subsidiary of Genworth Financial, Inc. (“Genworth”), issued to certain initial purchasers (the “Initial Purchasers”) $750 million of its 6.500% senior notes due 2025 (the “Notes”) as part of an offering to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of August 21, 2020, between GMHI and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of August 21, 2020, between GMHI and the Trustee.

A copy of the Base Indenture (including the form-of note attached thereto) and the First Supplemental Indenture are included as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Base Indenture and the First Supplemental Indenture in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture (including the form-of note attached thereto) and the First Supplemental Indenture, respectively, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference in their entirety.

The Notes bear interest at a rate of 6.500% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2021. The Notes will mature on August 15, 2025. GMHI may redeem the Notes, in whole or in part, at any time prior to February 15, 2025 (six months prior to the maturity date of the Notes) at GMHI’s option, by paying a make-whole premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time on or after February 15, 2025 (six months prior to the maturity date of the Notes), GMHI may redeem the Notes, in whole or in part, at its option, at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture and the Notes contain customary event of default provisions which, subject to certain notice and cure period conditions, can result in the acceleration of the principal amount of, and accrued interest on, all outstanding Notes if GMHI breaches the terms of the Indenture and Notes.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities will be made only by means of a confidential offering memorandum.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Base Indenture dated August 21, 2020

4.2	First Supplemental Indenture dated August 21, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2020	GENWORTH FINANCIAL, INC.

	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel